EXHIBIT 99.1

For Immediate Release

Waste Management Announces

Third Quarter Earnings

Net Cash Provided by Operating Activities Grows Nearly 9%, Driven by Strong Organic Revenue Growth in the Collection and Disposal Business

Waste Management Named a Sector Leader on the 2019 North America and World Dow Jones Sustainability Indices

FOR MORE INFORMATION Waste Management Web site www.wm.com Analysts Ed Egl 713.265.1656 eegl@wm.com Media Andy Izquierdo 832.710.5287 aizquierdo@wm.com

Houston – Oct. 23, 2019 – Waste Management, Inc. (NYSE: WM) today announced financial results for its quarter ended September 30, 2019. Revenues for the third quarter of 2019 were $3.97 billion compared with $3.82 billion for the same 2018 period. Net income for the quarter was $495 million, or $1.16 per diluted share, compared with $499 million, also $1.16 per diluted share, for the third quarter of 2018.(a) On an adjusted basis net income was $502 million, or $1.19 per diluted share, in the third quarter of 2019, compared with $496 million, or $1.15 per diluted share, in the third quarter of 2018.(b)

The Company’s adjusted third quarter 2019 results exclude a $0.03 per diluted share negative impact from costs incurred in connection with the pending acquisition of Advanced Disposal Services, Inc. and our related reduction of common stock repurchases from planned levels.

“In the third quarter we continued to see our collection and disposal lines of business deliver strong revenue and earnings growth, particularly in the segments of our business that reflect the resilience of the consumer,” said Jim Fish, President and Chief Executive Officer of Waste Management. “This strong operational performance led to growth in cash from operations of almost 9%.

“Another accomplishment in the quarter that we are particularly proud of is our recognition as sector leader on the 2019 North America and World Dow Jones Sustainability Indices for the second year in a row,” Fish continued. “This distinction is a reflection of our leadership in sustainability and recognizes the continued strides we are making in this area.”

Key Highlights for the THIRD Quarter OF 2019

Profitability

•     Total Company operating EBITDA was $1.14 billion for the third quarter of 2019, an increase of $60 million from the third quarter of 2018.(c) On an adjusted basis, tot al Company operating EBITDA was $1.14 billion for the third quarter of 2019, an increase of more than $30 million from the third quarter of 2018.(b)

•     Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, increased $94 million, or 7.8%, in the third quarter of 2019 when compared to the third quarter of 2018. As a percentage of revenue, operating EBITDA in the Company’s collection and disposal business increased 50 basis points.

Revenue Growth

•     In the third quarter of 2019, organic revenue growth was driven by strong yield and volume growth in the Company’s collection and disposal business, which contributed $198 million of incremental revenue.

•     Core price for the third quarter of 2019 was 5.3%, compared to 5.4% in the third quarter of 2018.(d)

•     Internal revenue growth from yield for the collection and disposal business was 2.6% for the third quarter of 2019 versus 2.5% in the third quarter of 2018.

•     Collection and disposal business internal revenue growth from volume was 3.3%, or 2.7% on a workday adjusted basis, in the third quarter of 2019. Total Company internal revenue growth from volume, which includes our recycling and other ancillary businesses, was 2.6%, or 1.9% on a workday adjusted basis, in the third quarter.

Commodity-Based Businesses

•     The continued decline in market values for recycled commodities, which were down 40% year-over-year in the third quarter, drove a revenue decline of $86 million and presented a more significant headwind in the quarter than anticipated. As a result of continued efforts to advance a fee-for-service business model, the operating EBITDA in the Company’s recycling line of business declined by only $7 million when compared to the third quarter of 2018.

•     For the full year, the Company expects the recycling line of business to be a $0.01 to $0.02 per diluted share headwind.

•    Operating EBITDA from the sale of renewable natural gas credits declined approximately $8 million from the third quarter of 2018 due to lower market values.

•     For the full year, the Company expects the sale of its renewable natural gas credits to be a $0.03 to $0.04 per diluted share headwind.

Cost Management

•     As a percentage of revenue, total Company operating expenses were 61.5% in the third quarter of 2019, compared to 62.1% in the third quarter of 2018.

•     As a percentage of revenue, SG&A expenses were 9.7% in the third quarter of 2019, compared to 9.0% in the third quarter of 2018. The increase in SG&A expenses as a percentage of revenue was driven by the Company’s planned investments in people and technology.

Free Cash Flow & Capital Allocation

•     Net cash provided by operating activities was $952 million in the third quarter of 2019, an increase of $78 million, or 8.9%, when compared to the third quarter of 2018.

•     Capital expenditures were $483 million in the third quarter of 2019, a $79 million increase from the third quarter of 2018, due to an intentional focus on accelerating certain fleet and landfill spending to support the Company’s strong collection and disposal growth.

•     Free cash flow was $478 million in the third quarter of 2019 compared to $480 million in the third quarter of 2018.(b)

•     The Company paid $218 million of dividends to shareholders in the third quarter of 2019.

•     The Company spent $76 million on acquisitions of traditional solid waste businesses during the third quarter of 2019.

Taxes

•     The Company’s effective tax rate for the third quarter of 2019 was approximately 19.4%.

Fish concluded, “We are pleased with the performance of our collection and disposal business through the first three quarters of the year, which positions us to achieve our full-year goals. Our original 2019 guidance anticipated significantly higher contributions from our commodity-sensitive businesses than we have seen. The strong results from the collection and disposal business have overcome this impact, and we expect to achieve full-year 2019 results within our guidance range of adjusted operating EBITDA of $4.40 to $4.45 billion, free cash flow of $2.025 to $2.075 billion, and adjusted earnings per diluted share of $4.28 to $4.38.”(b)

---------------------------------------------------------------------------------------------------------------------------------------

(a)   For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)   Adjusted earnings per diluted share, adjusted net income, adjusted operating EBITDA, and free cash flow are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(c)   Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(d)   Core price consists of price increases net of rollbacks and fees, excluding the Company’s fuel surcharge. It is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

The Company will host a conference call at 10 a.m. (Eastern) today to discuss the third quarter results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

The conference call will be webcast live from the Investors section of Waste Management’s website www.wm.com. To access the conference call by telephone, please dial (877) 710-6139 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States or Canada, please dial (706) 643-7398. Please utilize conference ID number 2572365 when prompted by the conference call operator.

A replay of the conference call will be available on the Company’s website www.wm.com and by telephone from approximately 1:00 PM (Eastern) today through 5:00 PM (Eastern) on Thursday, November 6, 2019. To access the replay telephonically, please dial (855) 859-2056, or from outside of the United States or Canada dial (404) 537-3406 and use the replay conference ID number 2572365.

about waste management

Waste Management, based in Houston, Texas, is the leading provider of comprehensive waste management environmental services in North America. Through its subsidiaries, the Company provides collection, transfer, disposal services, and recycling and resource recovery. It is also a leading developer, operator and owner of landfill gas-to-energy facilities in the United States. The Company’s customers include residential, commercial, industrial, and municipal customers throughout North America. To learn more information about Waste Management, visit www.wm.com or www.thinkgreen.com.

Forward-Looking Statements

The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to statements regarding 2019 earnings per diluted share; 2019 operating EBITDA; 2019 free cash flow; and all statements regarding future performance of our collection and disposal business, recycling business, renewable energy business or otherwise. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, increased competition; pricing actions; failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets and negotiate attractive terms; failure to consummate or integrate the acquisition of Advanced Disposal Services, Inc. or other acquisitions; failure to obtain the results anticipated from the acquisition of Advanced Disposal Services, Inc. or other acquisitions; environmental and other regulations; commodity price fluctuations; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; failure to develop and protect new technology; failure of technology to perform as expected; preventing, detecting and addressing cybersecurity incidents; significant environmental or other incidents resulting in liabilities and brand damage; weakness in economic conditions; failure to obtain and maintain necessary permits; labor disruptions; impairment charges; and negative outcomes of litigation or governmental proceedings. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K as updated by our subsequent quarterly reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted operating EBTIDA, adjusted SG&A expenses and free cash flow, as well as projections of adjusted earnings per diluted share, adjusted operating EBITDA, adjusted SG&A expenses as a percentage of revenue, adjusted tax rate, and free cash flow; these are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company’s non-GAAP results and projections exclude the impact of costs incurred in connection with the pending acquisition of Advanced Disposal Services, Inc. and our related reduction of common stock repurchases from planned levels. In addition, the Company’s projected full year 2019 earnings per diluted share, SG&A expenses as a percentage of revenue, operating EBITDA and tax rate are anticipated to exclude the effects of other events or circumstances in 2019 that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projections to the comparable GAAP measures.

The Company discusses free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures used herein to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected earnings per diluted share, projected SG&A expenses, projected operating EBITDA, and projected tax rate. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating revenues	$3,967	$3,822	$11,609	$11,072
Costs and expenses:
Operating	2,441	2,373	7,182	6,870
Selling, general and administrative	386	345	1,186	1,083
Depreciation and amortization	404	376	1,179	1,107
Restructuring	1	1	3	4
(Gain) loss from divestitures, asset impairments and unusual items, net	1	28	8	(14)
	3,233	3,123	9,558	9,050
Income from operations	734	699	2,051	2,022
Other income (expense):
Interest expense, net	(105)	(93)	(301)	(277)
Loss on early extinguishment of debt	(1)	—	(85)	—
Equity in net losses of unconsolidated entities	(14)	(9)	(39)	(29)
Other, net	1	—	(52)	1
	(119)	(102)	(477)	(305)
Income before income taxes	615	597	1,574	1,717
Income tax expense	120	99	350	325
Consolidated net income	495	498	1,224	1,392
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	1	(2)
Net income attributable to Waste Management, Inc.	$495	$499	$1,223	$1,394
Basic earnings per common share	$1.17	$1.16	$2.88	$3.24
Diluted earnings per common share	$1.16	$1.16	$2.86	$3.22
Weighted average basic common shares outstanding	424.5	427.9	424.6	430.3
Weighted average diluted common shares outstanding	427.4	430.8	427.4	433.2

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,915	$61
Receivables, net	2,280	2,275
Other	365	309
Total current assets	5,560	2,645
Property and equipment, net	12,805	11,942
Goodwill	6,550	6,430
Other intangible assets, net	543	572
Other	1,651	1,061
Total assets	$27,109	$22,650
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$2,778	$2,676
Current portion of long-term debt	211	432
Total current liabilities	2,989	3,108
Long-term debt, less current portion	13,147	9,594
Other	4,186	3,672
Total liabilities	20,322	16,374
Equity:
Waste Management, Inc. stockholders’ equity	6,785	6,275
Noncontrolling interests	2	1
Total equity	6,787	6,276
Total liabilities and equity	$27,109	$22,650

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Nine Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$1,224	$1,392
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	1,179	1,107
Loss on early extinguishment of debt	85	—
Other	289	131
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	75	28
Net cash provided by operating activities	2,852	2,658
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(513)	(342)
Capital expenditures	(1,532)	(1,240)
Proceeds from divestitures of businesses and other assets (net of cash divested)	29	106
Other, net	(80)	(30)
Net cash used in investing activities	(2,096)	(1,506)
Cash flows from financing activities:
New borrowings	4,558	174
Debt repayments	(502)	(338)
Premiums paid on early extinguishment of debt	(84)	—
Net commercial paper borrowings (repayments)	(1,001)	523
Common stock repurchase program	(248)	(750)
Cash dividends	(658)	(605)
Exercise of common stock options	60	45
Tax payments associated with equity-based compensation transactions	(32)	(28)
Other, net	(13)	(36)
Net cash provided by (used in) financing activities	2,080	(1,015)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	1	—
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	2,837	137
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	183	293
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$3,020	$430

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Commercial	$1,069	$1,007	$3,147	$2,948
Residential	661	639	1,956	1,885
Industrial	766	723	2,190	2,068
Other	130	117	361	333
Total collection	2,626	2,486	7,654	7,234
Landfill	993	926	2,880	2,646
Transfer	471	445	1,357	1,257
Recycling	245	337	800	954
Other	469	430	1,345	1,296
Intercompany (a)	(837)	(802)	(2,427)	(2,315)
Total	$3,967	$3,822	$11,609	$11,072

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended September 30, 2019 vs. 2018				Period-to-Period Change for the Nine Months Ended September 30, 2019 vs. 2018
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$87	2.6%			$256	2.7%
Recycling commodities	(73)	(22.6)			(139)	(15.3)
Fuel surcharges and mandated fees	(10)	(6.3)			(3)	(0.7)
Total average yield (d)			$4	0.1%			$114	1.0%
Volume			98	2.6			361	3.3
Internal revenue growth			102	2.7			475	4.3
Acquisitions			57	1.5			173	1.6
Divestitures			(12)	(0.3)			(94)	(0.9)
Foreign currency translation			(2)	(0.1)			(17)	(0.1)
Total			$145	3.8%			$537	4.9%

	Period-to-Period Change for the Three Months Ended September 30, 2019 vs. 2018		Period-to-Period Change for the Nine Months Ended September 30, 2019 vs. 2018
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume(e)	Yield	Volume
Commercial	2.5%	3.2%	2.4%	2.8%
Industrial	3.8	1.2	4.0	1.8
Residential	3.2	(0.5)	3.4	(0.5)
Total collection	2.9	2.0	3.0	2.0
MSW	3.7	1.9	3.6	4.6
Transfer	3.3	2.5	3.1	5.6
Total collection and disposal	2.6%	2.7%	2.7%	3.8%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.
(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.
(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.
(d)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.
(e)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow (a)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$952	$874	$2,852	$2,658
Capital expenditures	(483)	(404)	(1,532)	(1,240)
Proceeds from divestitures of businesses and other assets (net of cash divested)	9	10	29	106
Free cash flow	$478	$480	$1,349	$1,524

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Supplemental Data

Internalization of waste, based on disposal costs	66.4%	66.2%	66.4%	65.9%

Landfill amortizable tons (in millions)	31.2	30.1	91.6	86.0

Acquisition Summary (b)

Gross annualized revenue acquired	51	47	170	215

Total consideration , net of cash acquired	78	84	513	350

Cash paid for acquisitions consummated during the period, net of cash acquired	71	73	504	336

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	76	79	518	348

Amortization, Accretion and Other Expenses for Landfills:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Landfill amortization expense:
Cost basis of landfill assets	$129	$114	$372	$327
Asset retirement costs	23	29	68	82
Total landfill amortization expense	152	143	440	409
Accretion and other related expense	26	25	76	74
Landfill amortization, accretion and other related expense	$178	$168	$516	$483

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30, 2019
	Income from Operations	Pre-tax Income	Tax Expense	Net Income (a)	Weighted Average Common Shares Outstanding	Diluted Per Share Amount
As reported amounts	$734	$615	$120	$495	427.4	$1.16
Adjustments in connection with pending acquisition of Advanced Disposal Services, Inc. ("ADS"):
Acquisition-related costs	3	8	1	7	-	0.02
Impact of reduced common stock repurchases from planned levels	-	-	-	-	(5.2)	0.01
As adjusted amounts	$737	$623	$121	$502	422.2	$1.19
Depreciation and amortization	404
Adjusted operating EBITDA	$1,141

	Three Months Ended September 30, 2018
	Income from Operations	Pre-tax Income	Tax Expense	Net Income (a)	Diluted Per Share Amount
As reported amounts	$699	$597	$99	$499	$1.16
Adjustments:
Benefit primarily related to favorable adjustments from tax reform and changes in state tax laws	-	-	27	(27)	(0.06)
Impairment of a disposal asset and multiemployer pension plan accrual	32	32	8	24	0.05
As adjusted amounts	$731	$629	$134	$496	$1.15
Depreciation and amortization	376
Adjusted operating EBITDA	$1,107

(a)	For purposes of this press release table, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2019		September 30, 2018
Adjusted Operating Expenses and Adjusted Operating Expenses Margin	Amount	As a % of Revenues	Amount	As a % of Revenues

Operating revenues, as reported	$3,967		$3,822

Operating expenses, as reported	$2,441	61.5%	$2,373	62.1%
Adjustment:
Charges related to multiemployer pension plans			3
Adjusted operating expenses			$2,370	62.0%

	Nine Months Ended September 30, 2019
Adjusted Selling, General & Administrative (SG&A) Expenses and Adjusted SG&A Margin	Amount	As a % of Revenues

Operating revenues, as reported	$11,609

SG&A expenses, as reported	$1,186	10.2%
Adjustment:
ADS acquisition-related costs	9
Adjusted SG&A expenses	$1,177	10.1%

2019 Projected Free Cash Flow Reconciliation (a)
	Scenario 1	Scenario 2
Net cash provided by operating activities (b)	$3,750	$3,850
Capital expenditures (c)	(1,775)	(1,825)
Proceeds from divestitures of businesses and other assets (net of cash divested)	50	50
Free cash flow	$2,025	$2,075

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2019. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

(b)	Excludes approximately $25 million of cash interest associated with financing the ADS acquisition, which is expected to be paid in the fourth quarter of 2019.

(c)	Excludes approximately $35 - $40 million of capital investment in renewable natural gas plants for the full year of 2019.